Exhibit 10.7

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 17, 2020, is made by and between BRICKELL BIOTECH, INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (together with its permitted assigns, the “Investor”).

WHEREAS:

A.    The Company and the Investor have entered into that certain Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), whereby the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, from time to time, up to Twenty-Eight Million Dollars ($28,000,000) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 2 of the Purchase Agreement (such shares, the “Purchase Shares”); and

B.    The Company and the Investor have entered into that certain Securities Purchase Agreement, dated as of the date hereof (i) an aggregate of 870,226 shares (the “Common Shares”) of common stock, par value $0.01 per share (“Common Stock”), (ii) a warrant (the “Series A Warrant”), to initially purchase an aggregate of up to 686,194 shares of Common Stock (“Series A Warrant Shares”), pursuant to Section 2 of the Securities Purchase Agreement (such shares, the “Initial Purchase Shares”); and

C.    To induce the Investor to enter into the Purchase Agreement and the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)“Register,” “Registered,” “Registering” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and providing for offering securities on a continuous basis, and the declaration or ordering of effectiveness of such registration statement(s) by the SEC.

(b)“S-3 Registrable Securities” means the Common Shares issued to the Investor upon under the Securities Purchase Agreement, the Series A Warrant Shares issuable to the Investor upon the exercise of the Series A Warrant, and any Common Stock issued or issuable with respect to the Common Shares, the Series A Warrant or the Securities Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event, or any of the provisions of the Series A Warrant, without regard to any limitation on purchases under the Series A Warrant.

(c)“S-1 Registrable Securities” means (i) the Purchase Shares that may from time to time be issued or issuable to the Investor upon purchases of the Available Amount under the Purchase Agreement and any Common Stock issued or issuable with respect to the Purchase Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event, without regard to any limitation or restriction on purchases under the Purchase Agreement.

(d)“Registrable Securities” means the S-3 Registrable Securities and the S-1 Registrable Securities.

(e)“Registration Statement” means the S-3 Registration Statement and the S-1 Registration Statement (each as defined below) and any other registration statement of the Company that Registers Registrable Securities, including a New Registration Statement, as amended when each became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a prospectus subsequently filed with the SEC.

2.	REGISTRATION.

(a)Registration of the S-3 Registrable Securities.  The Company shall, by February 28, 2020, file with the SEC a Registration Statement on Form S-3 Registering all of the S-3 Registrable Securities for resale by the Investor, and no other securities of the Company (the “S-3 Registration Statement”).

(b)Registration of the S-1 Registrable Securities.  The Company shall, by August 17, 2020, file with the SEC a Registration Statement on Form S-1 (the “S-1 Registration Statement”) Registering the maximum number of S-1 Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such S-1 Registrable Securities by the Investor under Rule 415 under the Securities Act (“Rule 415”) at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel, subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation. The S-1 Registration Statement shall Register only S-1 Registrable Securities, and no other securities of the Company.

(c)Sufficient Number of Shares Registered. In the event the number of shares available under the S-1 Registration Statement is insufficient to cover all of the S-1 Registrable Securities, the Company shall amend the S-1 Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such S-1 Registrable Securities (subject to the limitations set forth in Section 2(b)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act and any guidance issued by the SEC thereunder.

(d)Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the a Registration Statement with the SEC pursuant to Section 2(a) or 2(b), the Company is otherwise required by the Staff or the SEC to reduce the number of S-1 Registrable Securities included in any such Registration Statement, then the Company shall reduce the number of S-1 Registrable Securities to be included in such Registration Statement (with the prior consent of the Investor and its legal counsel as to the specific S-1 Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in S-1 Registrable

Securities pursuant to this Section 2(d), the Company shall file one or more New Registration Statements in accordance with Section 2(d) until such time as all S-3 Registrable Securities or S-1 Registrable Securities, as the case may be, required to have been Registered have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein, in the Securities Purchase Agreement or the Purchase Agreement to the contrary, the Company’s obligations to Register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

(e)Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under each Registration Statement (each a “Prospectus”). The Investor and its counsel shall have a reasonable opportunity to review and comment upon each such Prospectus prior to its filing with the SEC, and the Company shall give due consideration to all comments of the Investor. The Investor shall use its best efforts to comment upon such prospectus within one (1) Business Day from the date the Investor receives the final pre-filing version of such prospectus.

(f)    Prospectus Amendments or Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to the Investor, the Transaction Documents (as defined in each of the Purchase Agreement and the Securities Purchase Agreement) or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) the Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from the Investor or its counsel, or (c) the Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform the Investor, the Investor shall be provided with a reasonable opportunity if practicable to review and comment upon any disclosure referring to the Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to the Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for the Investor, the Prospectus is required to be delivered in connection with any acquisition or sale of any Registrable Securities by the Investor, the Company shall not file any Prospectus Supplement with respect to the any Registrable Securities without furnishing to the Investor as many copies of such Prospectus Supplement, together with the Prospectus, as the Investor may reasonably request.

3.	RELATED OBLIGATIONS.

With respect to each Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, the Company shall use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(a)    Effectiveness. The Company shall use its best efforts to keep each Registration Statement effective under the Securities Act (including through any necessary renewals), and to keep each Registration Statement and each Prospectus thereunder current and available (including through any necessary renewals) for resale of all Registrable Securities by the Company to the Investor registered under each such Registration Statement pursuant to Rule 415, at all times until the date on which the Investor shall have resold all the Registrable Securities Registered thereunder (the “Registration Period”). Without limiting the generality of the foregoing, during the Registration Period, the Company shall (a) take all action necessary to cause the Common Stock to continue to be Registered as a class of securities under Section 12(b) of the Exchange Act and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration and (b) file or furnish on or before their respective due dates all reports and other documents required to be filed or furnished by the Company pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend its reporting and filing obligations under the Exchange Act. The Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading.

(b)    Notifications. The Company will notify the Investor promptly of the time when any Registration Statement and any subsequent amendment thereto, other than documents incorporated by reference, has been filed with the SEC and/or has become effective or where a receipt has been issued therefor or any subsequent supplement to a Prospectus has been filed and of any request by the SEC for any amendment or supplement to the Registration Statement, any New Registration Statement or any Prospectus or for additional information.

(c)    Amendments. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the Prospectus used in connection with such Registration Statement, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the S-3 Registrable Securities and the S-1 Registrable Securities of the Company covered by each such Registration Statement during the Registration Period. If reasonably requested by the Investor during the Registration Period, the Company shall (i) as soon as practicable after receipt of written notice from the Investor, incorporate in a prospectus supplement or post-effective amendment such information as the Investor believes is required to be included therein relating to the sale and distribution of S-3 Registrable Securities or S-1 Registrable Securities, including, without limitation, information with respect to the number of S-3 Registrable Securities or S-1 Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the S-3 Registrable Securities or S-1 Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

(d)    Investor Review. The Company will not file any amendment or supplement to any Registration Statement, or any Prospectus thereunder, other than documents incorporated by reference, relating to the Investor, the S-3 Registrable Securities, the S-1 Registrable Securities or the transactions contemplated hereby unless (A) the Investor shall have been advised and afforded the opportunity to review and comment thereon at least two (2) Business Days prior to filing with the SEC, (B) the Company shall have given due consideration to any comments thereon received from the Investor or its counsel, and (C) the Investor has not reasonably objected thereto (provided, however, that the failure of the Investor to make such objection shall not relieve the Company of any obligation or liability hereunder), and the Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement.

(e)    Copies Available. Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of each Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the S-3 Registrable Securities and the S-1 Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

(f)    Qualification. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify (i) the sale of the S-3 Registrable Securities and the S-1 Registrable Securities to the Investor under this Agreement and (ii) any subsequent resale of all S-3 Registrable Securities and S-1 Registrable Securities by the Investor, in each case, under applicable securities or “blue sky” laws of the states of the United States in such states as is reasonably requested by the Investor during the Registration Period, and shall provide evidence of any such action so taken to the Investor. During the Registration Period, the Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the S-3 Registrable Securities or S-1 Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)    Notification of Stop Orders; Material Changes. The Company shall advise the Investor promptly (but in no event later than 24 hours) and shall confirm such advice in writing, in each case: (i) of the Company’s receipt of notice of any request by the SEC or any other federal or state governmental authority for amendment of or a supplement to any Registration Statement or any Prospectus or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of a Prospectus; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in any Registration Statement or Prospectus untrue or which requires the making of any additions to or changes to the statements then made in such Registration Statement or Prospectus in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein in light of the circumstances under which they were made not misleading, or of the necessity to amend any Registration Statement or Prospectus to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investor the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. If at any time the SEC, or any other federal or state governmental authority shall issue any stop order suspending the effectiveness of any Registration Statement or prohibiting or suspending the use of any Prospectus thereunder, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible time. Upon request of the Investor, the Company shall furnish to the Investor, without charge, a copy of any correspondence from the SEC or the staff of the SEC, or any other federal or state governmental authority to the Company or its representatives relating to any Registration Statement or any Prospectus thereunder, as the case may be. The Company shall not deliver to the Investor any Purchase Notice, and the Investor shall not be obligated to purchase any shares of Common Stock under the Purchase Agreement, during the continuation or pendency of any of the foregoing events.

(h)    Listing on the Principal Market. The Company shall promptly secure the listing, of all of the S-3 Registrable Securities and S-1 Registrable Securities on the Principal Market (subject to standard listing conditions, if any, for transactions of this nature, official notice of issuance and the Exchange Cap) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock are then listed, and shall maintain, so long as any Common Stock shall be so listed, such listing of all such S-3 Registrable Securities and S-1 Registrable Securities from time to time issuable to the Investor. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and that the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC under the Exchange Act (including on Form 8-K) or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(h).

(i)    Delivery of Shares. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of DWAC Shares, if available, or book-entry shares or share certificates (not bearing any restrictive legend) representing the S-3 Registrable Securities and the S-1 Registrable Securities to be offered pursuant to each Registration Statement and enable such DWAC Shares, book-entry shares or share certificates to be in available for transfer in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

(j)    Transfer Agent. The Company shall at all times maintain the services of the Transfer Agent with respect to its Common Stock.

(k)    Approvals. The Company shall use its best efforts to cause the Registrable Securities covered by any Registration Statement to be Registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to consummate the disposition of such Registrable Securities.

(l)    Confirmation of Effectiveness. If reasonably requested by the Investor at any time, the Company shall deliver to the Investor a written confirmation from Company’s counsel of whether or not the effectiveness of any Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not such Registration Statement is currently effective and available to the Company for sale of all of the S-3 Registrable Securities or S-1 Registrable Securities, as applicable.

(m)    Further Assurances. The Company agrees to take all other reasonable actions as necessary and reasonably requested by the Investor to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any Registration Statement.

(n)    Suspension of Sales. The Investor agrees that, upon receipt of any notice from the Company of the existence of any suspension or stop order as set forth in Section 3(g) or 3(h), the Investor will immediately discontinue disposition of S-3 Registrable Securities or S-1 Registrable Securities, as applicable, pursuant to any Registration Statement covering such S-3 Registrable Securities or S-1 Registrable Securities until the Investor’s receipt of the copies of a notice regarding the resolution or withdrawal of the suspension or stop order as contemplated by Section 3(g) or 3(h). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver to the Investor DWAC Shares without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of S-3 Registrable Securities or S-1 Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or 3(h) and for which the Investor has not yet settled.

4.	OBLIGATIONS OF THE INVESTOR.

(a)    Investor Information. The Investor has furnished to the Company in Exhibit A hereto such information regarding itself, all securities of the Company held by it, the S-3 Registrable Securities and S-1 Registrable Securities held by it and the intended method of disposition thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of any Registrable Securities, as required to effect the registration of the S-3 Registrable Securities and S-1 Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Investor in writing of any other information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor will as promptly as practicable notify the Company of any material change in the information set forth in Exhibit A, other than changes in its ownership of Common Stock.

(b)    Investor Cooperation. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement or New Registration Statement hereunder.

5.	EXPENSES OF REGISTRATION.

All reasonable expenses of the Company, other than sales or brokerage commissions and fees and disbursements of counsel for, and other expenses of, the Investor, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	INDEMNIFICATION.

(a)    To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, members, managers, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the consent of the Company, such consent not to be unreasonably withheld) or reasonable expenses, (collectively, “Claims”) reasonably incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in any Registration Statement, any Prospectus thereunder or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the S-3 Registrable Securities or the S-1 Registrable Securities pursuant to any Registration Statement or (iii) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iiii) being, collectively, “Violations”).  The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable and documented out-of-pocket legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (A) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Investor or such Indemnified Person expressly for use in connection with the preparation of any Registration Statement, any Prospectus thereunder or any such amendment thereof or supplement thereto, if such in each case if the foregoing was timely made available by the Company; (B) with respect to any superseded Prospectus, shall not inure to the benefit of any such Indemnified Person from whom the Indemnified Person asserting any such Claim purchased the S-3 Registrable Securities or S-1 Registrable Securities that are the subject thereof (or to the benefit of any other Indemnified Person) if the untrue statement or omission of material fact contained in the superseded Prospectus was corrected in the revised Prospectus, as then amended or supplemented, if such revised Prospectus was timely made available by the Company in accordance with to Section 3, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation; (C) shall not be available to the extent such Claim is based on a failure of the Investor to deliver, or to cause to be delivered, the prospectus made available by the Company, if such prospectus was theretofore made available by the Company in accordance with to Section 3; and (D) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the S-3 Registrable Securities and the S-1 Registrable Securities by the Investor pursuant to Section 8.

(b)    In connection with each Registration Statement or Prospectus thereunder, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs any Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor set forth on Exhibit A attached hereto or updated from time to time in writing by the Investor and furnished to the Company by the Investor expressly for inclusion in any Registration Statement or Prospectus or from the failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company in accordance with to Section 3; and, subject to Section 6(d), the Investor will reimburse any reasonable out-of-pocket legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of the S-3 Registrable Securities or the S-1 Registrable Securities, as

applicable pursuant to such Registration Statement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the S-3 Registrable Securities and the S-1 Registrable Securities by the Investor pursuant to Section 8.

(c)    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim.  The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)    The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.  Any Person receiving a payment pursuant to this Section 6 which person is later determined to not be entitled to such payment shall return such payment to the person making it.

(e)    The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:

(i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment.  The Investor may not assign its rights under this Agreement without the prior written consent of the Company, other than to an affiliate of the Investor controlled by Jonathan Cope or Josh Scheinfeld, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

9.	AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

10.	MISCELLANEOUS.

(a)    Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:
Brickell Biotech, Inc.
5777 Central Avenue, Suite 102
Boulder, CO 80301
Phone: 720.505.4755
E-mail: rbrown@brickellbio.com
Attention: Robert Brown, Chief Executive Officer
With a copy to (which shall not constitute notice or service of process):

Mayer Brown LLP
1221 Avenue of the Americas

New York, NY 10020Tel:     212.506.2275
E-mail: apinedo@mayerbrown.com
Attention: Anna Pinedo, Esq.

If to the Investor:
Lincoln Park Capital Fund, LLC
440 North Wells, Suite 410
Chicago, IL 60654
Telephone: 312.822.9300
Facsimile: 312.822.9301
E-mail: jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention: Josh Scheinfeld/Jonathan Cope
With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP
200 S. Biscayne Blvd., Ste. 3900
Miami, Florida 33131
Telephone: 305.539.3306
Facsimile: 305.358.7095
E-mail: clayton.parker@klgates.com
Attention: Clayton E. Parker, Esq.

or at such other address, e-mail address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.  Any party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless it actually is received by the party for whom it is intended.

(b)    No Waiver No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(c)    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Illinois.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)    Integration. This Agreement, the Securities Purchase Agreement and the Purchase Agreement constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This Agreement, the Securities Purchase Agreement and the Purchase Agreement supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the subject matter hereof and thereof.

(e)    No Third Party Benefits. Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(f)    Headings. The headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction of a) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

(h)    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)    The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j)    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of date first written above.

THE COMPANY:

BRICKELL BIOTECH, INC.

By:	/s/ Robert Brown
Name: Robert Brown
Title: CEO

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC BY: LINCOLN PARK CAPITAL, LLC BY: ALEX NOAH INVESTORS, INC.

By:	/s/ Jonathan Cope
Name: Jonathan Cope
Title: President

EXHIBIT A

Information About The Investor Furnished To The Company By The Investor
Expressly For Use In Connection With Each Registration Statement and Prospectus

Information With Respect to Lincoln Park Capital

Immediately prior to the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned 0 shares of Common Stock. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the Common Stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus supplement filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.